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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2003 relating to the financial statements of ImageWare Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
January 9, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS